UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 15, 2017
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UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 936-1300
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Directors; Appointment of Certain Officers

On August 15, 2017, the Board of Directors of UnitedHealth Group Incorporated (“UnitedHealth Group” or the “Company”) elected that David S. Wichmann, 54, would transition from his role as President to Chief Executive Officer (“CEO”) and become a director of UnitedHealth Group, all effective September 1, 2017. Also effective September 1, 2017, Stephen J. Hemsley, 65, will become Executive Chairman of the Board of Directors (the “Board”) of the Company, after having served as CEO of the Company for more than 10 years. Richard T. Burke will be the Board’s Lead Independent Director following his service as Independent Chairman for more than 10 years, further strengthening continuity during the transition and reinforcing the Company’s continued commitment to strong independent board leadership. Mr.  Burke’s 40 years’ experience broadly in health care and managed care will continue to inform the Company’s innovative response to the evolution of the health care system.

Additional information regarding Mr. Wichmann, including his experience over the past five years, is incorporated herein by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Mr. Wichmann has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

At the time of this filing Mr. Wichmann has not been appointed to any committees of the Board of Directors.

Compensatory Arrangements of Certain Officers and Directors

In connection with the transition described above, on August 15, 2017 the Board of Directors and the Compensation and Human Resources Committee of the Board, after considering market data, internal equity, advice from the Compensation Committee’s independent compensation consultant, and other factors made the following changes (other aspects of compensation were not affected):

David S. Wichmann:

•	Approved an annual base salary to $1,300,000 effective September 1, 2017.

•	Approved an annual cash incentive target opportunity of 200% of base salary.

•
Awarded him 30,031 stock options, 4,866 restricted stock units and 9,731 performance shares. The stock options and restricted stock units vest ratably over a four-year period and the performance shares have the same three-year cliff vesting schedule and performance criteria as the performance shares granted in February 2017.

•	Entered into an amendment to his employment agreement, effective September 1, 2017 that:

◦	Provides Mr. Wichmann will serve as the Company’s CEO.

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Replaces subsections (c) and (d) of the definition of “Good Reason,” in Section 3.B.v of the employment agreement with the following: (c) makes changes that substantially diminish his duties or responsibilities from that of the Company’s CEO; or (d) makes changes to his reporting relationship that result in him not reporting to the Chairman.

Stephen J. Hemsley:

•	Approved a reduction in annual base salary to $1,000,000 effective September 1, 2017.

Richard T. Burke:

•	Replaced the Non-Executive Chairman retainer with an annual cash retainer of $75,000.00 for serving as the Independent Lead Director effective September 1, 2017.

Larry Renfro:

In light of the broader responsibilities Larry Renfro will continue to pursue, including his expanding role as Vice Chairman of the Company and his focus on enterprise growth, innovation, venture activities, and other efforts, the Compensation Committee made the following changes:

•	Approved an annual cash incentive target opportunity of 200% of base salary.

•
Awarded him 7,934 stock options, 1,286 restricted stock units and 2,571 performance shares. The stock options and restricted stock units vest ratably over a four-year period and the performance shares have the same three-year cliff vesting schedule and performance criteria as the performance shares granted in February 2017.

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Entered into an amendment to his employment agreement, effective August 15, 2017 that replaces subsections (c) and (d) of the definition of “Good Reason,” in Section 3.B.v of the employment agreement with the following:

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(c) makes changes so that Mr. Renfro no longer holds the position of Vice Chairman of the Company or another position with equivalent or greater responsibilities; or (d) makes changes to his reporting relationship that result in him not reporting to the CEO of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 15, 2017, the Company amended its Bylaws as follows:

•	Made the President an optional position (previously, the Bylaws required the Company to have a President); and

•	Removed a provision inconsistent with current Delaware law that allowed directors to vote on a matter if the director was not present at the meeting.

The foregoing description of the Bylaws is not complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
3.1	Bylaws of UnitedHealth Group Incorporated, effective August 15, 2017
99.1	Press Release issued by UnitedHealth Group Incorporated dated August 16, 2017

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2017

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ Dannette L. Smith
Dannette L. Smith
Secretary to the Board of Directors

EXHIBIT INDEX

Exhibit	Description
3.1	Bylaws of UnitedHealth Group Incorporated, effective August 15, 2017
99.1	Press Release issued by UnitedHealth Group Incorporated dated August 16, 2017